UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2018

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

 410 Park Avenue

14th Floor

 New York, NY 10022

 (Address of principal executive offices)

(646) 512-9054

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Items 1.01 and 1.02.	Entry into a Material Definitive Agreement and Termination of a Material Definitive Agreement.

On March 13, 2018, First Capital Master Advisor, LLC (“FCMA”), the entity that owns FCIC Advisors LLC, the investment adviser to the Company (“FCIC Advisors”), entered into a purchase agreement with StHealth Capital Partners LLC (“StHealth”), whereby StHealth agreed to acquire all of the membership units owned by FCMA in FCIC Advisors, in exchange for a secured promissory note payable over time. FCMA is controlled by Suneet Singal.

Upon the closing of the acquisition of FCIC Advisors by StHealth, there was a change in control of FCIC Advisors, which resulted in an “assignment,” as that term is used in the Investment Company Act of 1940, as amended (the “1940 Act”), of the investment advisory and administrative services agreement between the Company and FCIC Advisors (the “Advisory Agreement”). Section 15 of the 1940 Act requires, among other things, that any investment advisory agreement provide for its automatic termination in the event of its “assignment.” As a result of the termination of the Advisory Agreement, the Company’s independent members of the Board of Directors (the “Board”) held a telephonic meeting between the independent directors on March 13, 2018 and approved an interim investment advisory agreement (the “Interim Advisory Agreement”) with FCIC Advisors, as permitted by Rule 15a-4 of the 1940 Act, on substantially the same terms as the previous Advisory Agreement. The Interim Advisory Agreement will be effective for 150 days from the date of the termination of the Advisory Agreement. The Board intends to submit a new investment advisory and administrative services agreement (the “New Advisory Agreement”), which the Company expects to be substantially similar to the Interim Advisory Agreement, for stockholder approval at the Company’s 2018 annual meeting of stockholders. If approved by the Company’s stockholders, the New Advisory Agreement will have a one-year term and may be continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Bob Froehlich as Chairman of the Board and Suneet Singal as Member of the Board

On March 8, 2018, Dr. Robert Froehlich, the Chairman of the Board of Directors (the “Board”) of First Capital Investment Corporation (the “Company”), and on March 13, 2018, Suneet Singal, a member of the Board, each submitted their resignations from the Board of the Company, effective as of such respective dates. The departure of Mr. Singal was not related to any disagreement with the Company’s operations, policies or practices. The departure of Dr. Froehlich, was due to disagreement the Company’s operations, policies or practices. Written correspondence between Dr. Froehlich and the Company concerning the circumstances surrounding Dr. Froehlich’s resignation are attached as Exhibits 17.1 and 17.2 to this Current Report on Form 8-K.

Appointment of Paul Saint-Pierre as Interim Interested Director and Chairman of the Board.

On March 14, 2018, the Board appointed Paul Saint-Pierre, as interim interested director and Chairman of the Board until such time as the 2018 Annual Meeting of Stockholders is held. The appointment is effective as of March 31, 2018.

The Board will meet as soon as practicable to appoint a new Chairman of the Board. Concurrent with the Board resignations described above and the appointment of Mr. Saint-Pierre as interim member, the remaining independent members of the Board, Jeffrey Davi, and Frank Grant, took action to reduce the number of directors constituting the entire Board to three directors, effective immediately following the resignations of Dr. Froelich and Mr. Singal.

Biographical Information for New Interim Chairman of the Board

The biographical information of Mr. Saint-Pierre, the new interim Chairman of the Board, is set forth below:

Paul Saint-Pierre. Mr. Paul Saint-Pierre, 64, is the Chief Financial Officer of StHealth Capital and previously served as Chief Financial Officer of Guggenheim Credit Income Fund, a master-feeder funds complex organized as a publicly-registered business development company (BDC). The Fund, launched in 2015 is a middle-market lender to private American companies. Additionally, between December 2014 and September 2017, Mr. Saint-Pierre concurrently served as Chief Financial Officer of Carey Credit Advisors, a registered investment advisor, and Senior Vice President of W.P. Carey, Inc., the initial co-sponsor of the Fund.

Mr. Saint-Pierre has extensive experience in management and financial positions. From May 2010 to November 2014 he served as the Chief Financial Officer of Corporate Capital Trust, Inc, a business development company that invests in corporate loans of middle market companies. From May 2007 to November 2014 he was the Chief Financial Officer of CNL Fund Advisors Company, which was later acquired by KKR & Co. L.P. Prior to that, Mr. Saint-Pierre held C-level positions with Hovnanian Land Investment Company and Wall Street Realty Capital.

Mr. Saint-Pierre received his Bachelor’s degree from Michigan State University and an MBA in Finance & Real Estate from the Haas School of Business at the University of California, Berkeley.

The Company has determined that Mr. Saint-Pierre’s extensive experience serving as Chief Financial Officer of multiple business development companies and his years in the finance industry have provided him with the knowledge, experience and skills to serve as director of the Company.

Resignation of Suneet Singal as Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company

On March 13, 2018, Suneet Singal, the Chief Executive Officer (“CEO”), Chief Finance Officer (“CFO”), Treasurer and Secretary of the Company, submitted his resignation as officer of the Company, effective as of such date. The departure of Mr. Singal was not related to any disagreement with the Company’s operations, policies or practices.

Resignation of Brian Wall from the Company

On March 8, 2018, Brian Wall submitted his resignation with respect to his activities on behalf of the Company. At the time of his resignation, Mr. Wall did not hold any active positions as an officer of the Company. However, on August 29, 2017, he had been appointed to serve as the Company’s Chief Financial Officer and Treasurer commencing on the date following the filing by the Company of its quarterly report on Form 10-Q for the quarter ended March 31, 2017. As this event had not yet taken place prior to his resignation, Mr. Wall’s appointments had not yet entered into effect. The departure of Mr. Wall was not related to any disagreement with the Company’s operations, policies or practices.

Appointment of Dr. Derek Taller as Chief Executive Officer, Paul Saint-Pierre as Chief Financial Officer, Treasurer and Secretary, and Reid Maclellan as Chief Operating Officer of the Company

On March 14, 2018, the Board appointed each of Derek Taller, as CEO, Paul Saint-Pierre, as CFO, Treasurer and Secretary, and Reid Maclellan, as Chief Operating Officer (“COO”), of the Company. Mr. Saint-Pierre’s appointment is effective as of March 31, 2018. Each of Messrs. Taller, Saint-Pierre and Maclellan are also directors and/or officers in FCIC Advisors. There are no other arrangements or understandings of any kind between either of Messrs. Taller, Saint-Pierre or Maclellan and any other person pursuant to which either individual was appointed to serve as an officer of the Company, nor are there any family relationships between either of Messrs. Taller, Saint-Pierre and Maclellan and any of the Company’s other directors, executive officers or other key officers. Neither of Messrs. Taller, Saint-Pierre and Maclellan have had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party.

Biographical Information for the Company’s New Chief Executive Officer

The biographical information of Mr. Taller, the Company’s new CEO, is set forth below:

Dr. Derek Taller. Dr. Derek Taller, 47, serves currently as the Chief Executive Officer of StHealth Capital and previously as Managing Director of LG Investments, a New York-based Multi-Family Office. Dr. Taller has a broad range of expertise in healthcare, having originated, structured and executed both public and private investment and financing deals. His expertise is further demonstrated in his involvement leading companies he supported through managing multiple healthcare equity portfolios and forming fund vehicles to help execute on lucrative corporate strategies and partnerships.

Dr. Taller focuses on innovative product technologies, strategy, growth, management buyouts and global strategic alliances. His strategy places emphasis on transformational healthcare and under the radar market opportunities through data analytics, superior innovation, and globalization. He also focuses on a distribution channel for products through large hospital networks domestically and in several overseas countries. Dr. Taller is also involved in policy making to advance the adoption of breakthrough medical products.

Prior to StHealth Capital, Dr. Taller was a Senior Manager at Benchmark and was involved in the formation of a healthcare fund vehicle.   His buy-side experience also spans being a Portfolio Manager at Xmark Partners and Stratix Asset Management where he managed a healthcare fund for public investments.

Previously, Dr. Taller conducted research at New York Medical/Rockefeller, King’s College London, Cancer Institute of New Jersey, UC Berkeley and UCSF. He holds a Ph.D. from the Cancer Institute of New Jersey-RWJ Medical School and an A.B. in Molecular Biology from U.C. Berkeley.

Biographical Information for the Company’s New Chief Financial Officer, Treasurer and Secretary

The biographical information of Mr. Saint-Pierre, the Company’s new CFO, Treasurer and Secretary, set forth above, is hereby incorporated into this paragraph.

Biographical Information for the Company’s New Chief Operating Officer

The biographical information of Mr. Maclellan, the Company’s new COO, is set forth below:

Dr. Reid Maclellan. Reid Maclellan, M.D., 34, has served as the Chief Operating Officer of StHealth Capital since its inception in March 2018 and concurrently actively practices and teaches translational medical research. Dr. Maclellan is an Adjunct Professor at both Harvard Medical School and Boston Children’s Hospital.

Dr. Maclellan is managing partner of Crimson Veritas Consulting Group (CVCG). CVCG’s clients consist of several family offices throughout the US. CVCG specializes in sourcing and performing due diligence on deals primarily in the biotech, medtech, and pharmacology spaces.

Dr. Maclellan currently serves on the Board of Directors for five organizations, including both for-profit and not-for-profit. He is a member of the Scientific Advisory Board for Nanotronics, a privately-held artificial intelligence pioneer.

Dr. Maclellan also sits on all three of the Maclellan Family Foundations’ boards. Maclellan Family Foundations was incorporated in 1945 by Dr. Maclellan’s great-grandfather, Robert J. Maclellan; grandfather, Robert L. Maclellan; and his great great aunt, Dora Maclellan Brown. The corpus originated from the family-owned business Provident Insurance. Maclellan Family Foundations support over 150 charitable organizations each year.

As a key opinion leader in the fields of vascular anomalies and lymphedema, Dr. Maclellan frequently lectures internationally and speaks at conferences for the American College of Surgeons, the Plastic Surgery Research Council, the American Society of Plastic Surgeons, and the International Society for the Study of Vascular Anomalies. He completed a general surgery internship at the University of Tennessee College of Medicine Chattanooga. Dr. Maclellan then completed plastic surgery clinical and research fellowships at Harvard Medical School and Boston Children’s Hospital.

Dr. Maclellan graduated magnum cum laude with a B.S. from the University of Alabama at Birmingham. He received his M.D. from the University of Alabama School of Medicine. He earned a post-doctoral Master in Medical Sciences Degree in translational medical research from Harvard Medical School.

A copy of the press release reporting the foregoing events is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Interim Advisory Agreement
17.1	Resignation Letter of Dr. Robert Froehlich
17.2	Company’s response to the resignation letter of Dr. Robert Froehlich
99.1	Press release dated March 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2018
First Capital Investment Corporation

/s/ Derek Taller
Derek Taller
Chief Executive Officer

Exhibit No.	Description
10.1	Interim Advisory Agreement
17.1	Resignation Letter of Dr. Robert Froehlich
17.2	Company’s response to the resignation letter of Dr. Robert Froehlich
99.1	Press release dated March 14, 2018